UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 11, 2009, Advanta Corp. (the “Company”) announced that its Board of Directors has approved a plan designed to dramatically limit the Company’s credit loss exposure and maximize its capital and its liquidity measures.  The plan includes not preventing an early amortization of the Company’s securitization transactions, closing customers’ accounts to future use, as well as the execution of a tender offer by Advanta Corp. for the outstanding trust preferred securities issued by Advanta Capital Trust I and a tender offer by Advanta Bank Corp. for a portion of the AdvantaSeries securitization notes issued by the Advanta Business Card Master Trust, the Company’s securitization trust. The Company previously disclosed that it expected to use tools at its disposal to avoid early amortization of the securitization trust unless it concluded there was a better plan to maximize its capital and liquidity. The Company has now concluded that the plan described above and in the press release that is attached as Exhibit 99.1 to this report is that better plan.

As part of the plan described above, on May 11, 2009, Advanta Corp. commenced a tender offer for any and all of the $100 million of outstanding Advanta Capital Trust I 8.99% Capital Securities (the “Capital Securities Tender Offer”).  The Capital Securities Tender Offer will expire at 5:00 p.m. EDT, on June 10, 2009, unless extended or earlier terminated by Advanta Corp.  The terms and conditions of the Capital Securities Tender Offer are described in an Offer to Purchase and the related letter of transmittal, each dated May 11, 2009, which have been sent to holders of the Capital Securities.  A copy of the press release announcing the commencement of the Capital Securities Tender Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also as part of the plan described above, on May 11, 2009, Advanta Bank Corp., a wholly owned subsidiary of Advanta Corp., commenced a tender offer for up to $1.4 billion of Advanta Business Card Master Trust’s Class A senior securitization notes (the “ABCMT Notes Tender Offer”).  The ABCMT Notes Tender Offer has an Early Participation Date of Wednesday, May 27, 2009 at 5:00 p.m. EDT and an expiration date of June 10, 2009 at 5:00 p.m. EDT, unless extended or earlier terminated. The terms and conditions of the ABCMT Notes Tender Offer are described in an Offer to Purchase and the related letter of transmittal, each dated May 11, 2009, which have been sent to holders of the Class A senior securitization notes.  A copy of the press release announcing the commencement of the ABCMT Notes Tender Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

______________________________

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are: (1) factors affecting plans to maximize the Company’s capital and its liquidity measures, including factors impacting the successful execution and completion of the tender offers for the Capital Securities and the AdvantaSeries securitization notes; and (2) the impact of any legal, regulatory, administrative or other proceedings.  The cautionary statements provided above are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01     Financial Statements and Exhibits.

          (d)      Exhibits.

        99.1      Press release issued May 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	May 11, 2009	By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief
Administrative Officer, Senior Vice
President, Secretary and
General Counsel